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                                                                    Exhibit 99.1


                                                               EXECUTION VERSION

                            ASSET PURCHASE AGREEMENT
                            ------------------------

         This Asset Purchase Agreement is made and entered into as of July 28, 1999 by and between Intercorp Excelle Inc., an Ontario corporation ("Buyer"), and Campbell Soup Company Ltd, also an Ontario corporation ("Seller").

                                    RECITALS

         WHEREAS, Seller has been engaged since 1979 in the business of manufacturing and distributing to the retail trade and food service in Canada A1-brand "original" and "Tex-Mex" steak sauce, packaged in 172 millilitre glass bottles (the "Business");

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain of the equipment at Seller's facility at 1400 Mitchell Road South, Listowel, Ontario (the "Facility"), certain inventory of finished product, raw materials, and packaging and the A1 trademark of Seller, all related to the Business, on the terms and subject to the conditions set forth herein; and

         WHEREAS all capitalised terms used and not otherwise defined in this Agreement shall have the meaning ascribed thereto in Schedule R-1 appended to this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       PURCHASE AND SALE

                  1.1 PURCHASE AND SALE OF ASSETS. On the terms and subject to the conditions set forth herein, at the Closing (as hereinafter defined), Seller shall sell, convey, transfer, and assign to Buyer, and Buyer shall purchase from Seller, the assets of Seller listed below in this Section 1.1, as such assets exist on the Closing Date (as hereinafter defined) (collectively, the "Purchased Assets"):

                           1.1.1.   EQUIPMENT.  All of Seller's right, title,
and interest in and to the equipment and spare parts located at the Facility used by Seller exclusively in connection with the Business, including but not limited to the equipment set forth on SCHEDULE 1.1.1 hereto and all related manuals located at the Facility (collectively, the "Equipment").

                           1.1.2.   INVENTORY.  All of Seller's right, title,
and interest in and to the finished A1 steak sauce inventory and raw material inventory of packaging and ingredients as set forth in SCHEDULE 1.1.2 hereto (collectively, the "Inventory"), which schedule reflects the physical inventory conducted on July 26, 1999 under Buyer's supervision to confirm the quantities and other information stated therein.


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                           1.1.3.   TRADEMARK.  TRADE MARK.  All of Seller's
right, title and interest in and to the trade mark "A1" and registration number TMDA51172 (including all renewals) and all goodwill relating to or associated with such trade mark and trade mark registration and the right to sue for and collect damages for past infringement of such trade mark and trade mark registration (collectively, the "Trademark").

                           1.1.4.   PROPRIETARY INFORMATION. All formulae,
recipes, and procedures, all ingredients, and packaging and supplier specifications and lists, all films for labels, all promotional materials, and all know-how, trade secrets and other information not generally available to the public and any other proprietary rights of Seller used by Seller exclusively in connection with the Business (collectively, "Proprietary Information").

                          1.1.5. ASSIGNED AGREEMENTS. All of Seller's interest
in and rights under all contracts and agreements set forth on SCHEDULE 1.1.5 hereto (the "Assigned Agreements").

                  1.2. ASSUMPTION OF CERTAIN LIABILITIES. Effective as of the Closing, Buyer hereby assumes and agrees to pay, discharge, and perform, as appropriate, all of the liabilities and obligations of Seller under each of the Assigned Agreements as of the Closing Date and the liabilities and obligations of the Business arising after the Closing (the "Assumed Obligations"). Buyer shall not assume or in any way be liable or responsible for any liabilities, obligations, claims, costs or expenses of any kind and description, matured or unmatured, absolute or contingent, known or unknown, whenever arising, of Seller (including, without limitation, any liabilities or obligations of Seller to its past or current employees or to any trade customers of Seller in respect of sales made prior to the Closing Date) other than the Assumed Obligations.

                  1.3. PURCHASE PRICE. In consideration of the sale, assignment, transfer and delivery of the Purchased Assets, at the Closing, Buyer shall pay to Seller a purchase price of ONE MILLION EIGHT HUNDRED SEVENTY-SEVEN THOUSAND AND ONE HUNDRED ELEVEN DOLLARS (C$1,877,111), which purchase price is equal to the sum of C$1,725,000 plus the total dollar value of the Inventory as shown on
Schedule 1.1.2 (the "Purchase Price"), and shall assume or discharge the Assumed Obligations.

                  1.4. ALLOCATION OF PURCHASE PRICE. The consideration for the Purchased Assets specified in SECTION 1.4 shall be allocated among the Purchased Assets as provided in SCHEDULE 1.4 hereto. Seller and Buyer agree to use such allocation for tax and all other purposes.

                  1.5. TAXES. Buyer shall promptly after Closing pay (and/or make claims for exemption in respect of) GST and any and all federal and provincial sales and transfer taxes arising from the purchase and sale of the Purchased Assets pursuant to this Agreement, for which Seller has an obligation to collect or remit.

                  1.6. EXPENSES. Except as otherwise expressly provided herein, any expenses incurred by any party in connection with the preparation, execution and delivery of this


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Agreement or the performance of such party's obligations hereunder shall be borne by the party incurring such expense.

         2.       CLOSING

                  2.1. CLOSING AND CLOSING DATE. The closing (the "Closing") of the purchase and sale of the Purchased Assets shall take place simultaneously with the execution of this Agreement at the hour of 11:00 a.m. (Toronto time) (the "Closing Time") on the date first above written (the "Closing Date") at the offices of Seller at 60 Birmingham Street, Toronto, Ontario M8V 2B8 or such other time and date as the parties hereto may mutually agree.

                  2.2. DELIVERIES BY SELLER. At the Closing, Seller shall execute and deliver to Buyer (a) a bill of sale in the form attached hereto as EXHIBIT A; (b) an assignment of the Trademark in the form attached hereto as EXHIBIT B; and (c) such other certificates as to corporate status and authority and instruments of conveyance, transfer, and assignment as Buyer may reasonably request or are reasonably necessary or appropriate to vest in Buyer ownership of the Purchased Assets. On the Closing Date Seller shall make delivery of Inventory consisting of ingredients, packaging, and other raw material F.O.B. Seller's loading dock at the Facility and of Inventory consisting of finished product of A1 Steak Sauce F.O.B. third-party warehouse, Excel, at 6700 Northwest Drive, Mississauga, Ontario, for Buyer's acceptance and its further handling and transport at Seller's sole expense, except for that portion of the Inventory to remain in the possession of certain vendors of the Business on their premises as indicated in SCHEDULE 1.1.2 for the benefit of Buyer. Upon reasonable prior notice by Buyer given no later than September 1, 1999, Seller shall provide reasonable access to Buyer and its designees to the Equipment and in and through Facility for a period of three consecutive business days at the Facility, so that Buyer may, and Buyer shall no later than September 15, 1999, at its sole expense, disassemble, handle, remove, and transport the Equipment from the Facility; PROVIDED that Seller shall provide technical assistance as specified in SECTION 6.1 below, and PROVIDED FURTHER that the glass bottle mold listed in
SCHEDULE 1.1.1 shall remain in the possession of a certain vendor of the Business on its premises as indicated in SCHEDULE 1.1.1 for the benefit of Buyer.

                  2.3. DELIVERIES BY BUYER AT CLOSING. At the Closing, Buyer shall deliver to Seller a certified cheque, certified by a bank acceptable to Seller, in Canadian dollars and in the amount of C$1,827,111.00, equal to the Purchase Price less the sum of C$50,000 withheld at Closing and payable as provided in Section 2.4, and shall execute and deliver such documents as Seller requests and are reasonably necessary or appropriate for Buyer to assume or discharge the Assumed Obligations.

                  2.4 PAYMENT OF HOLDBACK. On July 28, 2000 Buyer shall pay to Seller, by certified cheque (certified by a bank acceptable to Seller) the sum of C$50,000; PROVIDED that Buyer shall be released of its obligation under this
Section 2.4 to make such payment, and the Purchase Price shall be deemed to be reduced by such sum, if and only if, on July 28, 2000, Buyer actually delivers to Seller (at Seller's addresses specified in Section 8.2(b)) reasonably acceptable evidence that a third party unrelated to the Buyer has in good faith filed with the Trade-Marks Office an opposition or challenge, which is still pending or successfully resolved in


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favour of such third party as of July 28, 2000 (or as of the latest date preceding July 28, 2000 for which such evidence is reasonably available), with respect to an application by Buyer with the Trade-Marks Office either (i) to amend the existing registration of the Trademark or (ii) to obtain a new registration of the "A1" trade mark to include specifically "steak sauce" in the description of wares, without any other material changes from the existing description of wares in the registration of the Trademark. For the avoidance of doubt, Buyer shall be released from its payment obligation under this Section
2.4 only by such delivery of acceptable evidence, regardless of any delay or failure by Buyer to file such application, and such payment obligation shall not be subject to any setoff, deduction, or other withholding. Notwithstanding the foregoing, Buyer shall promptly make such payment upon (a) the expiry of any applicable period for the filing of a objection or challenge with respect to such application filed by Buyer, if no timely objection or challenge has been filed, or (b) the successful resolution by the Trade-Marks Office of any such objection or challenge in Buyer's favour.

         3.       AS-IS

         Buyer acknowledges and agrees that, subject solely to Seller's representations and warranties contained in ARTICLE 4 and Seller's indemnification obligations contained in ARTICLE 8, Buyer is purchasing the Purchased Assets under this Agreement on an "as-is, where-is" basis. Buyer acknowledges and agrees that it is relying on its own investigation and inspection of the Purchased Assets and its conduct and review of all tests, investigations, reports and studies as it has deemed appropriate under the circumstances in connection with Buyer's purchase of the Purchased Assets hereunder, and not on any materials provided to Buyer by Seller or its representatives in the course of Buyer's investigation of the Purchased Assets. Buyer acknowledges and agrees that, except as explicitly set forth in ARTICLE 4, Seller has not made any representation or warranty, express or implied, written or oral, concerning the Purchased Assets or any use to which the Purchased Assets may or may not be put or applied, any materials or information provided by Seller to Buyer in the course of Buyer's due diligence examination, or any other matter in any way relating to or arising out of this Agreement and the transactions contemplated hereby.

         4.       REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer, and hereby acknowledges that Buyer is relying on such representations and warranties, as follows:

                  4.1. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. Seller is a corporation duly incorporated and validly existing under the laws of the Province of Ontario. Seller has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and effect the transactions contemplated hereby. All requisite action has been taken or will have been taken by Seller prior to the Closing to authorise and approve the execution, delivery and performance of this Agreement by Seller. This Agreement has been duly executed and delivered by Seller and the obligations of Seller under this Agreement are legal, valid and binding obligations, enforceable in accordance with the terms hereof except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws


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affecting the enforcement of creditors' rights generally and limitations on the availability of equitable remedies.

                  4.2. TITLE TO PURCHASED ASSETS. Seller owns or has the lawful right to sell, assign, transfer, and convey all of the Purchased Assets to Buyer, free and clear of all mortgages, liens, charges, claims, restrictions, pledges and security interests and encumbrances, and no Person has any agreement, option, understanding, or commitment, or any right or privilege, (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment, for the purchase or other acquisition from Seller of any of the Purchased Assets, or any rights or interest therein, other than in the ordinary course of the Business.

                  4.3. INVENTORY. Seller owns or has the lawful right to sell, assign, transfer, convey, and deliver all of the Inventory to Buyer, free and clear of all mortgages, liens, charges, claims, restrictions, pledges and security interests and encumbrances. Such inventory is of a quality that is usable and saleable in the ordinary course of the Business.

                  4.4. TRADE MARK. The Trademark is valid and subsisting and held by Seller with good and marketable title and is in good standing. Seller's use of the Trademark in association with the Business has been continuous and uninterrupted and has not been subject to challenge before the Trade Mark Office, nor has the Trademark been the subject of litigation involving Seller, since the assignment of the Trademark effective April 1, 1980 to Canvin Products Ltd., then a wholly owned subsidiary of Seller. To Seller's knowledge, there has not been since April 1, 1980 any objection, challenge, or claim that Seller does not have the right to use the Trademark in association with steak sauce in Canada. For purpose of this Section 4.4 and Sections 4.12 and 4.13 below, "knowledge" means the actual knowledge of the President, any Vice President, the Corporate Secretary, the Assistant Corporate Secretary, and the general manager of the Facility of Seller.
                  4.5. NO VIOLATION OR CONFLICT. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby do not and will not conflict with or violate any Law, the articles or bylaws of Seller, or any contract or agreement, written or oral, to which Seller is a party or by which it is bound.

                  4.6. ASSIGNED AGREEMENTS. Seller has fully performed each term, covenant, and condition of each of the Assigned Agreements which is to be performed by it at or before the Closing Date. Each of the Assigned Agreements is in full force and effect and constitutes a legal and binding obligation of the respective parties thereto. Other than the Assigned Agreements, no consent or approval by any customer, supplier or other Person is required to implement the purchase of the Business and the Purchased Assets by Buyer.

                  4.7. TAXES AND WITHHOLDINGS. Seller has made all required withholdings, income taxes, goods and services taxes, sales taxes and other similar remittances, source deductions and other similar amounts payable to governmental authorities under applicable Laws in respect of the Business when due and there are no liens, charges or other similar security interests in favour of any such authority (other than inchoate liens for amounts currently accruing due) in connection therewith. Seller has paid or made provision for, or has or will have assets


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(other than the Purchased Assets) available to pay, all federal, provincial, and local taxes and other governmental charges with respect to the Purchased Assets and the Business outstanding as of the Closing Date. The Seller has completed and filed in a timely manner all required returns, reports and filings with respect to such taxes and charges.

                  4.8. NO CONTRACTS OR COMMITMENTS. Except for the Assigned Agreements, Seller has not entered into or become bound by any contract or commitment with respect to the Business not disclosed under this Agreement that would be binding on Buyer after the Closing Date.

                  4.9 CUSTOMER SUPPORT AND PROMOTIONAL PROGRAMS. For the avoidance of doubt, neither the Assigned Agreements nor the Assumed Obligations shall include any arrangements or obligations relating to customer support or promotional programs available to trade customers of the Business from time to time (the "Programs") prior to Closing, and the Programs shall form no part of this transaction. Notwithstanding anything else in this Agreement to the contrary, Seller makes no representation or warranty in respect of those Programs made available by Seller prior to Closing and shall have no liability whatsoever to Buyer under this Agreement in respect of the continuation, change, or discontinuation of any Programs after Closing, including but not limited to the loss of any accounts or business by Buyer in connection with any attempt to continue, change, or discontinue any of the Programs by Buyer or any third party.

                  4.10. RESIDENCE OF THE SELLER. Seller is not a non-resident person of Canada within the meaning of the INCOME TAX ACT (Canada).

                  4.11. BROKERS. Seller is not liable for any brokerage fee, finder's fee, commission or other compensation to any agent or broker in respect of this Agreement or the transactions contemplated hereby.

                  4.12 LITIGATION. To Seller's knowledge there is not as of the Closing Date any litigation, arbitration, proceeding, governmental investigation, or other action of any kind pending, proposed, or threatened against or by Seller in relation to the Business or any Purchased Assets.

                  4.13 NO LICENSES OR PERMITS. To Seller's knowledge, Seller's manufacture of steak sauce at the Facility as part of the Business has not required Seller to obtain or have any particular or additional license, permit, approval, qualification, or government authorisation under applicable Laws for such manufacture other than such licenses, permits, approvals, qualifications, or other government authorisations as required of the Facility without the Business.

                  Each of the representations and warranties of Seller set forth in this ARTICLE 4 shall survive for one (1) year following the Closing Date and thereafter shall have no further force or effect, with the exception that the representations and warranties set forth in Sections 4.7 (and the rights of Buyer to seek indemnification under Section 7.1 in respect of such representations and


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warranties), which shall survive until the expiry of any applicable statutory limitation periods. The expiry of representations and warranties in this Article 4 shall not affect the right of any party to prosecute to conclusion any claim made by it, provided that notice is given to the other party before the expiry of the applicable survival period.

         5.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller, and hereby acknowledges that Seller is relying on such representations and warranties, as follows:

                  5.1. AUTHORITY, EXECUTION AND DELIVERY; ENFORCEABILITY. Buyer is a corporation duly incorporated and validly existing under the laws of the Province of Ontario. Buyer has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and effect the transactions contemplated hereby. All requisite action has been taken or will have been taken by Buyer prior to the Closing to authorise and approve the execution, delivery and performance of this Agreement by Buyer. This Agreement has been duly executed and delivered by Buyer and the obligations of Buyer under this Agreement are legal, valid and binding obligations, enforceable in accordance with the terms hereof except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and limitations on the availability of equitable remedies.

                  5.2. NO VIOLATION OR CONFLICT. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby do not and will not conflict with or violate any Law, the articles or bylaws of Buyer, or any contract or agreement, written or oral, to which Buyer is a party or by which it is bound.

                  5.3. BROKERS. Buyer is not liable for any brokerage fee, finder's fee, commission or other compensation to any agent or broker in respect of this Agreement or the transactions contemplated hereby.

                  Each of the representations and warranties of Buyer set forth in this ARTICLE 5 shall survive for one (1) year following the Closing Date and thereafter shall have no further force or effect. The expiry of such representations and warranties in this Article 5 shall not affect the right of any party to prosecute to conclusion any claim made by it, provided that notice is given to the other party before expiry of the applicable survival period.


         6.       COVENANTS

                  6.1. TRANSITION SERVICES. Seller shall, at Seller's sole expense and as Buyer reasonably requests, provide to Buyer (a) no more than a total of four (4) man days of services by technical personnel of Seller, from time to time during the period beginning on the Closing Date and ending on the second business day thereafter, to assist Buyer at the Facility in its removal of the Equipment pursuant to SECTION 2.2(a) above and (b) no more than a total of six (6) man days


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of services by technical personnel of Seller, during normal business hours on reasonably convenient dates after the Closing Date and before October 1, 1999, and after at least twenty (20) days' prior notice by Buyer, to assist Buyer at a facility of Buyer in the Toronto, Ontario area to install and put into operation the Equipment.

                  6.2 REFERRALS AND DELIVERIES. After the Closing, Seller shall
(i) refer to Buyer any and all inquiries or other communications received from customers, potential customers or suppliers related to the Purchased Assets; and
(ii) deliver to Buyer any and all purchase orders received by Seller relating to the Purchased Assets.

                  6.3. BOOKS AND RECORDS. Seller shall provide Buyer with a copy of such existing financial, quality assurance, operational, and production records and records of Programs of Seller specifically and exclusively relating to the Business and dating since August 1, 1994 as Buyer may reasonably request.

                  6.4 PUBLIC ANNOUNCEMENTS. Seller agrees that Buyer may, at its option and expense, but subject to the prior approval of Seller, make a public announcement with respect to the transactions contemplated by this Agreement or the existence of this Agreement. Buyer shall review any such announcement with Seller and obtain its written approval (such approval not to be unreasonably withheld) prior to the publication of the announcement.

                  6.5. CONFIDENTIALITY. Buyer and Seller acknowledge and agree that the binding terms and conditions of the letter of May 28, 1999 and of the confidentiality agreement dated January 27, 1997 and extended from February 5, 1999 between Buyer and Seller are hereby incorporated by reference in this Agreement and shall continue in full force and effect in accordance with the terms thereof, provided that, notwithstanding the terms and conditions of such letter agreements, such letter agreements shall survive any termination of this Agreement.

                  6.6. EMPLOYEES. Seller shall remain responsible for all salaries, wages, accrued vacation, severance payments and other benefits and/or liabilities to its employees which were earned or accrued prior to the Closing Date or as a result of the Closing. Buyer shall have no obligation to hire any employees of Seller.

                  6.7. TOLL MANUFACTURING. Upon at least fourteen (14) days' prior notice by Buyer, Seller shall, during two (2) regular production shifts on consecutive business days at the Facility after the Closing Date but before September 15, 1999, operate the Equipment at the Facility as an independent contractor for Buyer, using ingredients, packaging, and other raw materials to be supplied or made available by Buyer to Seller, F.O.B. Seller's Facility, at Buyer's sole expense, in a timely fashion and in adequate quality and quantities (and subject to such supply or availability or quality), to produce a maximum of up to two (2) normal production runs consisting of A1 "original" and/or "Tex-Mex" steak sauce, at Buyer's discretion. Seller shall make delivery to Buyer F.O.B. Seller's Facility, for which Buyer shall pay Seller a price of C$3.00/case, payable within thirty (30) days' after delivery.


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                  6.8. NON-COMPETITION. For a period of five (5) years from the
Closing, Seller and its affiliates shall not, and shall cause each of their respective affiliates not to, directly or indirectly, in any capacity (whether as principal, agent, owner, partner, consultant, shareholder, or otherwise) own, operate, or be engaged in any business, proprietorship, or other venture involving the manufacture, distribution or sale of steak sauce in Canada in competition with any steak sauce manufactured, distributed and sold by Buyer (collectively, "Competitive Activities"). Notwithstanding anything to the contrary contained in this Section 6.8, Buyer hereby agrees that the foregoing covenant shall not be deemed breached as a result of the ownership by Seller or any affiliate of Seller of: (i) less than an aggregate of 15% of any class of stock of a Person engaged in Competitive Activities; or (ii) a Person which engages, directly or indirectly, in Competitive Activities if such Competitive Activities account for less than 15% of such Person's consolidated annual revenues.

                  6.9. FURTHER ASSURANCES. From time to time after the Closing Date, upon the reasonable request of Buyer, Seller shall execute and deliver or cause to be executed and delivered such further instruments of conveyance, assignment and transfer and take such further action (including without limitation procuring any required consents or approvals necessary to convey the Purchased Assets to Buyer, the receipt of which at or prior to Closing has been waived by Buyer) as Buyer may reasonably request to sell, assign, convey, transfer, reduce to possession and record title to any of the Purchased Assets including, without limitation, to record the transfer and assignment of the Trademark and the transfer of or reapplication for the UPC Codes for A1 steak sauce used in the Business in all such registries as Buyer may reasonably request. Seller agrees to cooperate with Buyer in all reasonable respects to assure to Buyer the continued title to and possession of the Purchased Assets in the condition and manner contemplated by this Agreement.

         7.       INDEMNIFICATION

                  7.1. INDEMNIFICATION BY SELLER. Subject to SECTIONS 7.2 AND 8.6, Seller agrees to indemnify and hold harmless Buyer and its officers, directors, employees, agents and representatives (each, an "Indemnified Party"), and each of them, against and in respect of any and all actual out-of-pocket losses, liabilities, costs, expenses (including reasonable attorneys' fees and legal expenses), damages and deficiencies (collectively, "Damages") relating to, resulting from or otherwise incurred in connection with:

         (a) any misrepresentation or breach of any representation, warranty, covenant, agreement, undertaking or obligation of Seller contained in this Agreement or any other agreement or instrument delivered pursuant to this Agreement;

         (b) non-compliance with any applicable bulk sales law or similar legislation;

         (c) the operation and ownership of the Purchased Assets prior to the Closing Time; and


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         (d)      any suit, action or other proceeding brought by any
                  Governmental Entity or Person arising out of any of the matters referred to in subsections (a) through (c) above.

                  7.2.     LIMITATION ON INDEMNIFICATION.

                          7.2.1. SURVIVAL LIMITATION. The Indemnified Parties'
rights to indemnification under Section 7.1 shall be available only if the Indemnified Party entitled to indemnification pursuant thereto delivers written notice to Seller setting forth in reasonable detail the factual basis for indemnification and the amount thereof or a good faith estimate thereof sought to be indemnified prior to the expiration of the one (1) year period following the Closing Date.

                          7.2.2. LIMITATION ON INDEMNIFIABLE AMOUNT. The
Indemnified Parties may not recover, and Seller shall not be required to pay or otherwise be responsible for, any Damages pursuant to SECTION 7.1 until the Indemnified Parties, taken together, shall have incurred or paid without reimbursement or repayment aggregate Damages equal to C$50,000 by reason of matters with respect to which the Indemnified Parties would otherwise be indemnified by Seller under SECTION 7.1. Notwithstanding any provision of this Agreement to the contrary, the maximum amount of Damages for which Seller shall be liable pursuant to SECTION 7.1 shall be equal to fifty percent (50%) of the Purchase Price, provided that this limitation of liability shall not apply to indemnification pursuant to SUBSECTION 7.1(C).

                          7.2.3. REDUCTION FOR TAXES AND INSURANCE PROCEEDS. In
calculating any amount of Damages payable pursuant to SECTION 7.1, the amount of any such Damages shall be reduced by any net tax benefit actually realised by the relevant Indemnified Party as a result of such Damages (whether in the form of an actual refund or a reduction in any tax that would otherwise have been payable) and/or the amount of any insurance proceeds received as a result of the event or facts giving rise or relating to such Damages. In computing the amount of any such tax cost, the Indemnified Party shall be deemed to recognise all other items of income, gain, loss, deduction or credit before recognising any items arising from the receipt or accrual of any indemnity payment hereunder or the incurrence or payment of any Damages payable pursuant to SECTION 7.1. If an Indemnified Party actually receives any insurance proceeds following an indemnification payment by Seller and such insurance proceeds cover any amount of Damages already paid for by such indemnification payment, the Indemnified Party shall return to Seller the amount of Damages so paid for.

                          7.2.4. NOTICE AND DEFENCE. As soon as reasonably
practical after any Indemnified Party determines that it has a claim for indemnification under this ARTICLE 7, such Indemnified party shall so notify Seller, and such notice shall specify the facts giving rise to such claim and the alleged basis for such claim, and the amount (or a reasonable estimate thereof) of liability for which indemnity is asserted. The party against whom any such claim for indemnification is made shall have the right to conduct and control the defence or settlement of any claim, action, suit or proceeding giving rise to such claim for indemnification, provided that Buyer shall have the right to approve counsel to Seller (but shall not unreasonably withhold,


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

condition, or delay such approval) and all parties shall co-operate in furnishing information and assistance relating to such defence or settlement. In addition, Buyer shall have the right to participate, at its own expense, with respect to any such claim, action or proceeding, and no such claim, action or proceeding shall be settled without the prior written consent of the Buyer, acting reasonably.

         8.       MISCELLANEOUS

                  8.1. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign any of its rights, or delegate any of its duties or obligations, under this Agreement without the prior written consent of the other party, and any such purported assignment or delegation shall be void AB INITIO; PROVIDED that Buyer may assign its rights under this Agreement to a wholly owned subsidiary of Buyer.

                  8.2. NOTICES. All notices, demands and other communications given or made pursuant to this Agreement (collectively, "notice" or "notices") shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, postage and fees prepaid, or by overnight service with a nationally recognised "next day" delivery company such as Federal Express or United Parcel Service, or by facsimile transmission, or otherwise actually delivered to the party at its respective addresses:

                           (a)      If to Buyer -

                                    Intercorp Excelle Inc.
                                    1880 Ormont Drive
                                    Toronto, Ontario M9L 2V4
                                    Attention: Chief Operating Officer
                                    Fax: 416-744-4369

                                    with a copy to:

                                    Wildeboer Rand Thomson Apps & Dellelce
                                    Suite 810
                                    1 First Canadian Place
                                    Toronto, Ontario
                                    M5X 1A9
                                    Attention: Eric Apps
                                    Fax: (416) 361-1790


                           (b)      If to Seller -

                                    Campbell Soup Company Ltd
                                    60 Birmingham Street

                                    Toronto, Ontario M8V 2B8
                                    Attention: Corporate Secretary
                                    Fax: 416-253-8641

                                    with a copy to:

                                    Campbell Soup Company
                                    Campbell Place Camden, NJ 08103-1799 U.S.A.
                                    Attention: Corporate Secretary
                                    Fax: 609-342-3936

Any notice shall be deemed duly given when received by the addressee thereof, provided that any notice sent by registered or certified mail shall be deemed to have been duly given two business days from the date of deposit in the mail, unless sooner received. Any of the parties to this Agreement may from time to time change its address for receiving notices by giving notice thereof in the manner set forth above.

                  8.3. AMENDMENT; WAIVER. No provision of this Agreement may be waived, amended or supplemented unless in writing signed by all of the parties to this Agreement, and the waiver, amendment or supplement of any one provision of this Agreement shall not be deemed to be a waiver, amendment or supplement of any other provision.

                  8.4. GOVERNING LAW. This Agreement shall be governed by and construed both as to validity and performance and enforced in accordance with the laws of the Province of Ontario without giving effect to the choice of law principles thereof.

                  8.5. NO ADVERSE CONSTRUCTION. The rule that a contract is to be construed against the party drafting the contract is hereby waived, and shall have no applicability in construing this Agreement or the terms of this Agreement.

                  8.6. LIMITATION OF LIABILITY. Notwithstanding anything to the contrary in this Agreement, in no event shall any party hereto be liable for any incidental, consequential or punitive damages or lost profits arising from any failure to perform or the breach of any obligation under this Agreement.

                  8.7. INCOME TAX POSITION. Neither Buyer nor Seller shall make any filings or take a position for income tax purposes which is inconsistent with this Agreement.

                  8.8. NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

                  8.9. INTERPRETATION. In this Agreement, except to the extent that the context otherwise requires: (i) words denoting the singular include the plural and vice versa; (ii) words denoting individuals include corporations and other entities, and vice versa; (iii) words denoting any gender include all genders; (iv) references to any document, agreement or other instrument (including this Agreement) include references to such document, agreement or other instrument as amended, novated, supplemented or replaced from time to time; (v) references to articles, sections, schedules and exhibits are to Articles, Sections, Schedules and Exhibits of this Agreement; (vi) "or" is not exclusive; and (vii) "including" means including, without limitation.

                  8.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  8.11. HEADINGS. The article, section and subsection headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

                  8.12. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  8.13. ENTIRE AGREEMENT. This Agreement and the other agreements and documents contemplated and delivered pursuant hereto constitute and embody the entire understanding and agreement of the parties hereto relating to the subject matter hereof and there are no other agreements, negotiations or understandings, written or oral, in effect between the parties relating to such subject matter except as expressly referred to herein.

         IN WITNESS WHEREOF, this Asset Purchase Agreement has been executed by the parties hereto as of the date first set forth above.

                                            BUYER:

                                            INTERCORP EXCELLE INC.



                                            By: /s/
                                                --------------------------------
                                                Name: [Arnie Unger]
                                                Title: [CEO]


                                            SELLER:

                                            CAMPBELL SOUP COMPANY LTD



                                            By: /s/
                                                --------------------------------
                                                Name: G. Jeff Arnold
                                                Title: Vice President, Finance

                                                                       EXHIBIT A


                                  BILL OF SALE
                                  ------------

         This is a BILL OF SALE, dated July 28, 1999 from Campbell Soup Company Ltd, an Ontario corporation ("Seller"), to Intercorp Excelle Inc., also an Ontario corporation ("Buyer"). Capitalised terms used without definition in this Bill of Sale shall have the meanings given to them in the Asset Purchase Agreement (the "Agreement"), dated as of July 28, 1999 between Seller and Buyer.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged Seller hereby sells, conveys, transfers, and assigns to Buyer, without recourse, representation, or warranty except as otherwise expressly provided in the Agreement, and Buyer hereby acquires, all of Seller's right, title, and interest in and to the Purchased Assets.

         This Bill of Sale shall be binding upon the successors and assigns of Seller and shall inure to the benefit of the successors and assigns of Buyer as permitted under the Agreement.


         IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of the date first set forth above.



SELLER:                                              BUYER:


Campbell Soup Company Ltd           Intercorp Excelle Inc.




By: /s/                                     By: /s/
    --------------------------------            --------------------------------
Name:  G. Jeff Arnold                       Name:  [Arnie Unger]
Title: Vice President, Finance and CFO      Title: [CEO]

                                                                       EXHIBIT B


                              TRADE MARK ASSIGNMENT


         This ASSIGNMENT is made July 28, 1999 between Campbell Soup Company Ltd, an Ontario corporation ("Assignor"), and Intercorp Excelle Inc., an Ontario corporation ("Assignee").

         WHEREAS, Assignor is the owner of Canadian Trade Mark Registration TMDA51172 for the mark A1 (the "Trademark").

         WHEREAS, Assignor has agreed to assign the Trademark to Assignee, and Assignee has agreed to accept such assignment, under the Asset Purchase Agreement, dated July 28, 1999 (the "Agreement");

         NOW, THEREFORE, in consideration of the sum of two Canadian dollars (C$2.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns to Assignee, and Assignee hereby accepts from Assignor, full right to and title in the Trademark, including the right to take action for any and all past infringement of the Trademark, together with the goodwill of the business associated with the Trademark.

         This Assignment shall be binding upon the successors and assigns of Assignor and shall inure to the benefit of the successors and assigns of Assignee as permitted under the Agreement.


         IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first set forth above.


ASSIGNOR:                                   ASSIGNEE:

Campbell Soup Company Ltd                   Intercorp Excelle Inc.



By: /s/                                     By: /s/
    --------------------------------            --------------------------------
Name:  G. Jeff Arnold                       Name:  [Arnie Unger]
Title: Vice President, Finance and CFO      Title: [CEO]

                                                                    SCHEDULE R-1


                                   DEFINITIONS
                                   -----------


When used in this Agreement, the following terms shall have the meanings specified:

         "AGREEMENT" means this Asset Purchase Agreement, together with the Schedules and Exhibits attached hereto, as the same shall be amended from time to time in accordance with the terms hereof.

         "GOVERNMENTAL ENTITY" means (i) any multi-national, federal, provincial, state, municipal, local or other governmental or public department, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision, agent, commission, board, or authority of any of the foregoing; or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

         "LAW" means any federal, provincial, local, foreign or other law, or governmental requirement of any kind, and the policies, guidelines, orders, decrees, directives, judgments, rules, regulations and orders promulgated thereunder, as well as the common law as interpreted and enforced by courts of competent jurisdiction.

         "PERSON" means an individual, corporation, company, co-operative, partnership, trust, unincorporated association, entity with juridical personality, or Governmental Entity and pronouns referring to a Person have a similarly extended meaning.

                                                                  SCHEDULE 1.1.1

                                            EQUIPMENT

         TAG NO.                      DESCRIPTION OF EQUIPMENT                              PROVISO
         -------                      ------------------------                              -------

054041661301               Service piping to A1 installation

052041161401               Bottle cleaner

054041660601               Blending deck A1 fabricate and install

052041161701               Tube in tube heat exchanger extension for A1

052041161801               Tubular heat exchanger for cooking A1

052041161101               A1 Patterson

052041161601               Vacuum pump - A1 filler

054041660801               Bottle filler upgrade and platform

054041661501               Upgrade of electric controls and motors - A1

054041160401               A1 line capper glass

054041661901               Pneumatic capper - A1 dies

052041161301               Krones labeller

054042643901               Domino ink jet printer A1

054042700001               Microjet Mult II printer A1

054041661201               Sellers jet & nozzle A1 area

052041236701               3-M Case sealer for A1

N/A                        Glass mould                                     PROVISO A:  This item is located at the
                           (located at Consumers Glass,                    indicated vendor held for Buyer's account.
                           777 Kipling Ave. West, Toronto)

052041162001               Blow mould A1 PET container (located at         PROVISO B:  This item is believed to be
                           Silgan Plastics, formerly Express Plastics,     located at the indicated vendor;
                           1575 Drew Road, Mississauga, Ontario)           notwithstanding anything in this
                                                                           Agreement to the contrary, however, Seller
                                                                           shall be obligated only to use reasonable
                                                                           efforts to locate and deliver to Buyer this
                                                                           item and shall have no liability to Buyer
                                                                           for this item if, despite such


                                       18

                                                                           efforts, this item is not found.

                                                                           PROVISO C: This item has not been used in the
                                                                           Business and is not usable or workable in its
                                                                           current condition.

054041661801               Change parts for 15 valve A1                    PROVISO C applies to this item.
                           filler (plastic)

054041662101               Labeller change parts A1 plastic                PROVISO C applies to this item.


                                                                  SCHEDULE 1.1.2


                                                             INVENTORY

       TYPE: CODE                       DESCRIPTION                UNIT PRICE           QUANTITY          VALUE
       ----------                       -----------                ----------           --------          -----
FINISHED PRODUCT:
17000                       A1 Sauce (cases)                       C$10.2214              11,162        $114,091
17002                       A1 Tex Mex Sauce (cases)                $10.1578                 240          $2,438

PACKAGING:
10630577970                 Glass Bottles  (Proviso D)               $0.319              *54,720         $17,456
                                                                                             840            $268
10630577993                 Lid - Tex Mex                            $0.019               72,800          $1,383
10630777810                 Label - Body Tex Mex                     $0.009               72,750            $654
10630777815                 Label - Neck Tex Mex                     $0.003               86,000            $258
10630877915                 Partitions (Proviso D)                   $0.123              **8,032            $988
                                                                                          *4,560            $561
10630888225                 Cases (Proviso D)                        $0.141                *4560            $643
                                                                                          **4717            $665
10630577990                 Lids - A1 Blue                           $0.018               36,000            $648
10630777800                 Label - Body A1                          $0.008               22,000            $176
10630777805                 Label - Neck A1                          $0.003              116,500            $349
10630060013                 Liquid Glue (in pails)                   $3.050                   95            $288

INGREDIENTS:
06000070291                 Starch - Tomex 105                       $1.634                  594            $970
14630060306                 Prepared Date Base                       $0.646                8,814          $5,694
06000070551                 Carmel Colour - Acid Pr.                 $0.4863                 429            $209
06000070561                 Spice Blend for A1                       $2.5723                 331            $851
03000003800                 Tomatoes - Crushed                       $0.4261                 500            $213
06000006175                 Orange Marmalade                         $0.6143                 669            $411
06000070290                 Date Puree - Heavy                       $0.5613                 540            $303
06000070558                 Chutney                                  $0.6751                 741            $500
06000070560                 Apples - Pureed                          $0.6982                 133             $93
03000003588                 Pepper Puree - Jalapeno                  $0.978              ***2340          $2,289
                                                                                                        ========
                                                                                           TOTAL        $152,111

*PROVISO D: The quantity of the items of Inventory marked above with asterisks are held at the vendor of the item at the vendor's location in the Toronto area for the account of Buyer and shall not be moved or delivered by Seller pursuant to this Agreement. One asterisk ("*") indicates Inventory held at Thomson Terminals, 100 Belfield Road, Rexdale, Ontario; while two asterisks ("**") indicates Inventory held at Consumer's Glass, 777 Kipling Ave. West, Toronto, Ontario, and three asterisks ("***") indicates Inventory held at Confederation Freezers, 250 Summerlea Road, Brampton, Ontario.

                                                                  SCHEDULE 1.1.5


                               ASSIGNED AGREEMENTS


********************************************************************************

Seller Purchase Order Nos. 316774 and 322926 to Consumers Glass, 777 Kipling Avenue, Toronto, Ontario M8Z 5Z4.

********************************************************************************

                                                                    SCHEDULE 1.4



                          ALLOCATION OF PURCHASE PRICE


********************************************************************************
Equipment (including spare parts):  $505,000

Inventory:  $152,111

Goodwill and Proprietary Information:  $1,220,000
********************************************************************************